Artisoft, Inc. and Subsidiaries
                  EXHIBIT 11. COMPUTATION OF NET LOSS PER SHARE
                    (in thousands, except per share amounts)

                                                                            Three Months Ended               Nine Months Ended
                                                                                 March  31,                       March  31,
                                                                         ------------------------          ----------------------
                                                                           1997             1996             1997          1996
                                                                           ----             ----             ----          ----
Net Loss                                                                 $(3,663)         $(6,507)         $ (8,998)     $(19,277)
                                                                         =======          =======          ========      ========
Weighted Average Shares:
   Common shares outstanding                                              14,546           14,478            14,531        14,456

   Common Equivalent shares representing
   shares issuable upon exercise of stock
   options (1)                                                                 3                                 11
                                                                         -------          -------          --------      --------
       Total weighted average shares -
           primary (2)                                                    14,549           14,478            14,542        14,456
                                                                         =======          =======          ========      ========


Primary Net Loss per common and
equivalent share                                                         $  (.25)         $  (.45)         $   (.62)     $  (1.33)
                                                                         =======          =======          ========      ========

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Notes:

(1) Amount calculated using the treasury stock method and fair market values.
(2) Primary and fully diluted net income per common and equivalent share are the same.
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